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      GENERAL RELEASE OF ALL CLAIMS AND NON RENEWAL OF EMPLOYMENT AGREEMENT

         This General Release of All Claims and Non Renewal of Employment Agreement ("Agreement") is made and entered into by and between Frederick F. Geyer ("Geyer") and Anacomp, Inc. ("Anacomp").

                                    RECITALS

         A. Geyer is an Executive Vice President of Anacomp.

         B. Geyer is employed pursuant to an Employment Agreement dated December 15, 1997 (herein "Employment Agreement").

         C. Geyer is also signatory to a "Confidentiality, Non-Competition and Non-Disclosure Agreement" dated December 15, 1997, a copy of which is attached to this Agreement as Exhibit A (herein "Confidentiality Agreement").

         D. Anacomp has elected not to renew or extend Geyer's Employment Agreement. Geyer's employment with Anacomp shall terminate effective December 31, 1999.

         E. Anacomp and Geyer desire to settle fully and finally all of the differences, if any, between them on the terms and conditions set forth in this Agreement, which both sides acknowledge and represent to be fair, reasonable, adequate and in their mutual best interests.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, it is agreed as follows:

         1. NONRENEWAL AND EXTINGUISHMENT OF EMPLOYMENT AGREEMENT. Effective December 31, 1999, Geyer's Employment Agreement shall expire and shall not be renewed by Anacomp. The parties agree that this Agreement supersedes the Employment Agreement, and that the Employment Agreement shall be null and void and of no further force and effect upon the execution of this Agreement by both parties.

         2. CONTINUING EMPLOYMENT. Effective October 8, 1999, Geyer shall have no further job responsibilities. Through December 31, 1999, Geyer will serve in a strategic advisory capacity to the President on the Manufacturing, Field Services, Systems and Supplies businesses and on other projects at the President's discretion. Anacomp agrees that Geyer will continue to have access to corporate email, voicemail, and the Company's laptop computer in his possession until December 31, 1999. Geyer will receive his current base salary and cost of living differential as set forth in the Employment Agreement in biweekly periods until December 31, 1999, and his FY1999 Fourth Quarter Bonus will pay out normally.

         3. FIRST QUARTER BONUS. Geyer shall be entitled to receive the FY2000 First Quarter Bonus based on the performance of the corporate goals, in accordance with Anacomp's Executive Vice President Plan, with a target compensation of $60,000.

         4. VACATION PAY. Geyer will receive all earned but unused vacation pay as of December 31, 1999.

         5. OUTPLACEMENT. In consideration for entering into this Agreement, Anacomp shall pay for outplacement services for six (6) months in the Drake-Beam-Morin Executive Program for Geyer. In the event that Geyer is not employed after six months, the Company will provide him with additional six (6) months of the same outplacement services.

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         6. SEVERANCE.

                  6.1 SEVERANCE PAYMENTS. Anacomp shall pay Geyer a total of $300,000 to be paid in biweekly installments over a 12-month period commencing January 1, 2000 less normal payroll withholdings and taxes.

                  6.2 HEALTH COVERAGE AFTER JANUARY 1, 2000. Geyer shall continue to receive the same Health Benefits from January 1, 2000 until December 31, 2000 that he received during the term of his Employment Agreement with Anacomp or until such time as he secures health benefits with another employer.

                  6.3 NO EMPLOYEE BENEFITS AFTER JANUARY 1, 2000. Geyer shall not be entitled to receive any standard Anacomp employee benefits (aside from the Health Coverage) after January 1, 2000, including but not limited to vacation, sick leave, life insurance, 401(k) and disability benefits.

         7. AMENDMENT OF STOCK OPTION AND RESTRICTED STOCK AWARD.

                  7.1 VESTING. On January 5, 1998, Anacomp granted to Geyer a non-qualified stock option (the "Option") to purchase 100,000 shares of Anacomp's common stock at a price of $14.625 per share pursuant to Anacomp's 1996 Restructure Recognition Incentive Plan, which was evidenced by a form of Non-Qualified Stock Option Agreement ("Option Agreement") between Anacomp and Geyer dated February 19, 1998. The Option is hereby amended by this Agreement, as follows: (a) Anacomp agrees to fully vest any unvested options effective January 1, 2000, and (b) Geyer shall be required to exercise the Option no later than March 31, 2001. Exercise of the Option shall be subject to section 7.3 of this Agreement.

                  7.2 RESTRICTED STOCK. Anacomp agrees to provide Geyer with the final award of 10,000 shares of restricted stock under the Employment Agreement on January 1, 2000.

                  7.3 SALE OF ANACOMP SHARES. Notwithstanding any provision of the Option Agreement to the contrary, Geyer may not sell more than five thousand (5,000) shares of Anacomp stock acquired pursuant to the Option Agreement or Restricted Stock under his Employment Agreement on any day without obtaining the prior consent of the President or Chief Financial Officer of Anacomp.

                  7.4 ALL OTHER TERMS. Except as set forth in this Agreement, all other terms and conditions of the Option Agreement shall remain in full force and effect.

         8. AGREEMENT NOT TO SOLICIT EMPLOYEES. Geyer agrees that for a two
(2) year period following the date of the execution of this Agreement, he will not:

                           (a) Induce or attempt to induce, any employee of
Anacomp to leave employment with Anacomp;

                           (b) Interfere with or disrupt Anacomp's relationship
with any of its employees, consultants, customers, suppliers or vendors; or

                           (c) Solicit any employee of Anacomp to come to
work for Geyer or Geyer's subsequent employer(s). Nothing in this Section shall prohibit Geyer from conversing with employees or providing career counseling to employees in the future.

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         9. GEYER'S GENERAL RELEASE OF ALL CLAIMS. In consideration for the promises contained in this Agreement, Geyer hereby unconditionally, irrevocably and absolutely releases and discharges Anacomp and its directors, officers, employees, agents, successors and assigns and any related entities or businesses (all of whom are referred to herein as "Releasees") from any and all claims related in any way to the transactions, affairs or occurrences between them to date, including but not limited to all losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Geyer's employment with Anacomp, the Employment Agreement, or his tenure as Executive Vice President of Anacomp.

         This Release is intended to have the broadest possible application and includes, but is not limited to, any claim for severance pay, unpaid salary, bonuses, stock options, salary continuation payouts or other benefits, breach of contract, wrongful termination, tortuous discharge, defamation, infliction of emotional distress, violation of privacy, fraud, conspiracy, loss of consortium, shareholder derivative claims, wrongful termination in violation of public policy, retaliation, negligence, harassment or employment discrimination arising under federal, state or local law, including the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, and the Age Discrimination in Employment Act of 1967, as amended.

         Geyer acknowledges that he may discover facts or law different from, or in addition to, the facts or law that he knows or believes to be true with respect to the claims released in this Agreement, and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

         Geyer declares and represents that he is executing this Agreement with the opportunity to obtain full advice from his legal counsel, and that he intends this Agreement shall be complete and shall not be subject to any claim of mistake, and that the release herein expresses the full and complete release, and regardless of the adequacy or inadequacy of the consideration, he intends the release herein to be final and complete. Geyer executes this release with the full knowledge that this release covers all possible claims against Releasees.

         10. OLDER WORKERS BENEFIT PROTECTION ACT REQUIREMENTS. This Agreement is intended by the parties to release and discharge any and all claims of Geyer against Anacomp, including, but not limited to, any claims arising under the Age Discrimination in Employment Act (29 U.S.C. section 621 et seq.). It is the intent of Geyer and Anacomp that this Agreement satisfy the requirements of the Older Workers Benefit Protection Act (29 U.S.C. section 626(f)). The following general provisions, along with the other provisions of this Agreement, are agreed to for this purpose:

                  10.1 Geyer acknowledges and agrees that he has read and understands the terms of this Agreement.

                  10.2 Geyer acknowledges that he has been given a full opportunity to consult with a lawyer with respect to the matters referenced in this Agreement, and that Geyer has obtained and considered such legal counsel as he deems necessary, such that Geyer is entering into this Agreement freely, knowingly and voluntarily.

                  10.3 Geyer acknowledges that he has been given at least twenty-one (21) days in which to consider whether or not to enter into this Agreement. If Geyer elects to sign the Agreement in a period shorter than 21 days, he does so at his sole option.

                  10.4 As to the waiver of any claim under the Age Discrimination in Employment Act ("ADEA"), Geyer shall have seven (7) days after the execution of this Agreement in which to revoke the

Agreement as to any ADEA claim only. If Geyer does so revoke, he forfeits any further compensation to be paid under this Agreement. In order to revoke this Agreement within the seven-day period after its execution, Geyer must deliver a written letter of revocation to the president of Anacomp.

         11. CALIFORNIA CIVIL CODE SECTION 1542 WAIVER.

                  California Civil Code section 1542 states:

                  A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         Geyer acknowledges that he has read the releases contained in paragraphs 9 and 10 of this Agreement and the above Civil Code section, and that he fully understands the releases and the Civil Code section. Geyer expressly waives any benefits and rights granted to him pursuant to Civil Code section 1542.

         12. ANACOMP'S GENERAL RELEASE OF ALL CLAIMS. In consideration for the promises contained in this Agreement, and except as set forth below, Anacomp hereby unconditionally, irrevocably and absolutely releases and discharges Geyer, his executors, administrators and heirs ("Releasees") from any and all claims related in any way to the transactions, affairs or occurrences between them to date, including, but not limited to, all losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Geyer's prior employment with Anacomp.

         Anacomp acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Agreement, and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or discovery of them.

         Anacomp declares and represents that it is executing this Agreement with the opportunity to obtain full advice from legal counsel, and that it intends that this Agreement shall be complete and shall not be subject to any claim of mistake, and that the release herein expresses the full and complete release, and regardless of the adequacy or inadequacy of the consideration, it intends the release herein to be final and complete. Anacomp executes this release with the full knowledge that this release covers all possible claims against Releasees.

         California Civil Code Section 1542 states:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         Anacomp acknowledges that it has read the releases contained in this
Section 12, and the above Civil Code section, and that it understands both the release and the Civil Code section. Anacomp expressly waives any benefits and rights granted to it pursuant to Civil Code Section 1542. Notwithstanding anything herein set forth to the contrary, no provision of this Section 12 shall constitute or be construed as a release or discharge of any obligations, claims or causes of action hereafter arising out of the breach of any of the terms, provisions or conditions of this Agreement, the Stock Option Agreement, or the Confidentiality Agreement.

         13. PROMISE NOT TO PROSECUTE. Geyer agrees that he will not prosecute, nor allow to be prosecuted on his behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution of this release, Anacomp (as defined expansively above) will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Geyer related in any way to the matters discharged herein.

         14. CONFIDENTIALITY OF THIS AGREEMENT. Geyer agrees that the terms and conditions of this Agreement and the underlying facts leading to the nonrenewal of Geyer's Employment Agreement shall remain confidential and that he shall not disclose, directly or indirectly, any such terms, conditions, facts or allegations, to any other person or entity except to his family members, tax advisors and lawyers. Without limiting the generality of the foregoing, Geyer will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, the execution of this Agreement or the events that led to its execution. Without limiting the generality of the foregoing, Geyer specifically agrees that he shall not disclose information regarding this Agreement or the events that led to the nonrenewal of his Employment Agreement, and any current, former or prospective employees of Anacomp, and/or its suppliers, and/or its customers. Geyer hereby agrees that disclosure by him of any of said terms, conditions, facts or allegations, in violation of the foregoing, shall constitute and be treated as a material breach of this Agreement.

         15. AGREED-UPON STATEMENT. The parties will agree upon an acceptable statement to inform Anacomp employees within the area of Geyer's former responsibilities of Geyer's departure from the Company.

         16. AGREEMENT TO RETURN ANACOMP PROPERTY AND INFORMATION. Geyer agrees that on or about December 31, 2000, he shall return to Anacomp all property of Anacomp including, but not limited to, his laptop computer, information stored on his computer, financial information, product and pricing information, customer lists, research and development plans, business plans, credit cards, keys and computers.

         17. AGREEMENT TO COMPLY WITH CONFIDENTIALITY AGREEMENT. Geyer acknowledges that he is signatory to a "Confidentiality, Non-Competition and Non-Disclosure Agreement" (herein "Confidentiality Agreement" attached as Exhibit A to this Agreement) with Anacomp dated December 15, 1997. In exchange for the consideration contained in this Agreement, Geyer agrees to continue to fully comply with the terms of the Confidentiality Agreement.

         18. NONDISPARAGEMENT. Geyer agrees that he will not make any statements, written or verbal, disparaging the performance or business reputation of Anacomp (including its officers, directors, employees, agents and any related entities), or the personal or business reputation or character of any employees of Anacomp to any customers, vendors or partners of Anacomp. Anacomp agrees that it will not make any statements, written or verbal, disparaging the performance or the personal or business reputation or character of Geyer.

         19. GENERAL PROVISIONS.

                  19.1 Geyer acknowledges that no promise has been made to him that is not contained in this Agreement and the attachments hereto. Rather, this Agreement and the attachments hereto (including the Stock Option Agreement and the Confidentiality Agreement) constitute the entire agreement between Geyer and Anacomp. This Agreement may not be amended or modified unless it is done so in a writing, signed by both Geyer and the president of Anacomp.

                  19.2 The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

                  19.3 In any action at law or equity between the parties seeking enforcement of any of the terms and provisions of this Agreement or the attachments hereto, the prevailing party in such action shall be awarded, in addition to damages or other relief, its reasonable costs and expenses, including, but not limited to, taxable costs and reasonable attorneys' fees. Such recovery shall also include out-of-pocket expenses and attorneys' fees on appeal, if any. The court shall determine the prevailing party, whether or not the dispute or controversy proceeds to final judgment.

                  19.4 This Agreement shall be binding upon the parties hereto and their representatives, successors, assigns and heirs, and shall inure to the benefit of said parties and all other persons and entities released herein. Geyer shall not be entitled to assign any of his rights or obligations under this Agreement.

                  19.5 This Agreement shall be governed by the laws of the State of California.

         THE PARTIES TO THIS AGREEMENT, WITH THE FULL OPPORTUNITY TO OBTAIN THE BENEFIT OF REPRESENTATION AND ADVICE OF COUNSEL, HAVE READ THE FOREGOING AGREEMENT, AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.



Dated:
      ------------        ----------------------------------------------
                          Frederick F. Geyer

                          ANACOMP, INC.


Dated:                    By:
      ------------           -------------------------------------------
                              William C. Ater
                              Senior Vice President and Chief
                              Administrative Officer

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